UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 19, 2010

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ross Stores, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on May 19, 2010 in Pleasanton, California. The Company’s stockholders considered and voted upon the following two proposals at the Meeting:

Proposal 1 – Election of Directors

The holders of the Company’s common stock elected three Class III nominees to serve as directors for a term of three years, expiring at the time of the Annual Meeting of Stockholders in 2013:

			Broker Non-
Name	For	Withheld	Votes
Michael J. Bush	66,992,359	38,943,616	6,058,911
Norman A. Ferber	64,561,275	41,374,700	6,058,911
Gregory L. Quesnel	67,120,577	38,815,398	6,058,911

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as Independent Certified Public Accountants for the Fiscal Year Ending January 29, 2011

The holders of the Company’s common stock voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 29, 2011:

For	Against	Abstain
110,043,460	1,922,012	29,414

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2010

ROSS STORES, INC.
Registrant

By:	/s/M. LeHocky
Mark LeHocky
Senior Vice President, General Counsel and Corporate
Secretary